SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

DIAMETRICS MEDICAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0—11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[ ]	Fee paid previously by written preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

1

[LOGO OF	DIAMETRICS MEDICAL]

Contacts:

Diametrics Medical, Inc.

David Kaysen, CEO/Glen Winchell, CFO

(651) 639-8035

FOR IMMEDIATE RELEASE

DIAMETRICS MEDICAL ANNOUNCES ADJOURNMENT OF SPECIAL MEETING

Additional Shareholder Votes Required to Approve Sale of Intermittent Testing Business To International Technidyne Corporation

St. Paul, Minnesota – Diametrics Medical, Inc. (OTCBB: DMED) today announced that the special meeting of shareholders called to approve the sale and transfer of substantially all of the assets of its intermittent testing business to International Technidyne Corporation (ITC), a wholly owned subsidiary of Thoratec Corporation (NASDAQNM: THOR), has been adjourned. The special meeting has been adjourned until Friday, September 19, 2003 at the offices of Diametrics, 2658 Patton Road, Roseville, Minnesota at 3:00 p.m. Minneapolis time.

The meeting was adjourned because an insufficient number of shareholders were present or represented at the meeting in order to establish a quorum. The holders of a majority of the issued and outstanding shares of Diametrics constitutes a quorum for the transaction of business at the special meeting. The approval of the asset sale requires a vote of a majority of the issued and outstanding shares of Diametrics.

“Of the votes we have received, an overwhelming majority are in favor of the transaction,” said David Kaysen, President and CEO of Diametrics. “We are encouraging everyone to vote as soon as possible by signing and mailing their proxy cards as provided in their proxy materials. If shareholders have not yet received or have misplaced their proxy, they should call their broker or their broker’s proxy department to request the necessary documents or, if they own shares directly in their name, contact Diametrics.”

Proxy materials in connection with the special meeting were first mailed on Monday, August 25, 2003 to shareholders of record of Diametrics as of August 1, 2003.

The assets sale described in the proxy materials remain subject to approval by shareholders of Diametrics, as well as to other customary closing conditions. If Diametrics shareholders approve the sale of assets to ITC at the adjourned meeting, it is expected that the transactions with ITC will close as soon as practicable thereafter. Shareholders who have already given a proxy may revoke it at anytime in accordance with the instructions contained in the proxy materials delivered to shareholders.

Diametrics Medical is a leader in critical care technology. The Company’s products improve the quality of healthcare delivery by providing immediate, accurate and cost effective blood and tissue diagnostic information. Primary products include the IRMA SL blood analysis system; the TrendCare continuous blood gas monitoring system, including Paratrend and Neotrend for use with adult, pediatric and neonatal patients; the Neurotrend cerebral tissue monitoring system; and the Integrated Data Management System (idms). Additional information is available at the company’s Web site, www.diametrics.com.

Statements regarding the company’s expectations about new and existing products, future financial performance and other forward looking statements are subject to various risks and uncertainties, including, without limitation, demand and acceptance of new and existing products, technology advances and product obsolescence, competitive factors, and the availability of capital to finance growth. These and other risks are discussed in greater detail in the company’s filings with the Securities and Exchange Commission.

###

2